EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Logility, Inc.:

We consent to the use of our reports dated July 13, 2006, with respect to the consolidated balance sheets of Logility, Inc. and subsidiary (the “Company”) as of April 30, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended April 30, 2006, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP

Atlanta, Georgia

August 17, 2006